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                               SECOND AMENDMENT TO
                             PARTICIPATION AGREEMENT

          THIS SECOND AMENDMENT (the "Amendment") dated __________ by and among Putnam Variable Trust (the "Trust"), Putnam Retail Management Limited Partnership (the "Underwriter") and Minnesota Life Insurance Company (the "Company").

          WHEREAS, the Trust, Underwriter and the Company entered into that certain Participation Agreement dated April 30, 2002, as amended October 1, 2006, (the "Agreement"); and

          WEHEREAS, the Trust, the Underwriter and the Company wish to amend the funds in Schedule A to the Agreement.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Trust, the Underwriter and the Company hereby acknowledge and agree as follows:

     1. Schedule A to the Participation Agreement is hereby amended to replace all references to VT New Value Fund- Class IB Shares with VT Equity Income Fund Class IB Shares

     2. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.
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IN WITNESS WEHREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the day and year first above written.

PUTNAM VARIABLE TRUST                   PUTNAM RETAIL MANAGEMENT LIMITED
                                        PARTNERSHIP


By:                                     By:
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Name:                                   Name:
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Title:                                  Title:
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MINNESOTA LIFE INSURANCE COMPANY


By:
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Name:
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Title:
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